                                                                      EXHIBIT 11
                        INGLES MARKETS, INCORPORATED                 Page 1 of 2
                              AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    THREE MONTHS ENDED
                                                    ------------------
                                                  MARCH 30,     MARCH 25,
                                                    1996          1995
                                                ------------  ------------
 PRIMARY:
   Net income                                    $ 4,430,707   $ 2,187,131
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,474,353    18,289,829
                                                 ===========   ===========

   Primary earnings per common share             $       .24   $       .12
                                                 ===========   ===========



 FULLY DILUTED:
   Net income                                    $ 4,430,707   $ 2,187,131

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                         514,039       530,097
                                                 -----------   -----------

   Fully diluted earnings                        $ 4,944,746   $ 2,717,228
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,545,893    18,289,829

     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685     3,374,685
                                                 -----------   -----------

     Weighted average number of common
      shares outstanding as adjusted              21,920,578    21,664,514
                                                 ===========   ===========


   Fully diluted earnings per common share**     $       .23   $       .12
                                                 ===========   ===========





*        See note B of the notes to unaudited interim financial statements.

** The effect for the three month period ended March 25, 1995 of the conversion of the Convertible Subordinated Debentures was anti-dilutive and therefore the conversion was not assumed in the fully diluted calculation for this period.

                                                                      EXHIBIT 11
                        INGLES MARKETS, INCORPORATED                 Page 2 of 2
                              AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER COMMON SHARE *


                                                    SIX MONTHS ENDED
                                                    ----------------
                                                  MARCH 30,     MARCH 25,
                                                    1996          1995
                                                ------------  ------------
 PRIMARY:
   Net income                                    $ 9,152,823  $ 6,024,919
                                                 ===========  ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,425,683   18,321,171
                                                 ===========  ===========

   Primary earnings per common share             $       .50  $       .33
                                                 ===========  ===========




 FULLY DILUTED:
   Net Income                                    $ 9,152,823  $ 6,024,919

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                       1,028,078    1,058,209
                                                 -----------  -----------

   Fully diluted earnings                        $10,180,901  $ 7,083,128
                                                 ===========  ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,542,644   18,321,171

     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685    3,374,685
                                                 -----------  -----------

     Weighted average number of common
      shares outstanding as adjusted              21,917,329   21,695,856
                                                 ===========  ===========


   Fully diluted earnings per common share       $       .46  $       .33
                                                 ===========  ===========





 * See note B of the notes to unaudited interim financial statements.





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